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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2005

ALDABRA ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51150	20-1918691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
c/o Terrapin Partners LLC, Rockefeller Center, 620 Fifth Avenue, 3rd Floor, New York, New York		10020
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:    (212) 332-3555

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On February 24, 2005, the initial public offering ("IPO") of 8,000,000 units ("Units") of Aldabra Acquisition Corporation (the "Company") was consummated. Each Unit consists of one share of common stock, $.0001 par value per share ("Common Stock"), and two warrants ("Warrants"), each to purchase one share of Common Stock. The Units were sold at an offering price of $6.00 per Unit, generating gross proceeds of $48,000,000. Audited financial statements as of February 24, 2005 reflecting receipt of the proceeds upon consummation of the IPO have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K.

The Company has been informed by Morgan Joseph & Co. Inc., the representative of the underwriters in the IPO, that, if this Current Report on Form 8-K is filed on February 24, 2005, then separate trading of the Common Stock and Warrants included in the Company's Units may commence on or about March 3, 2005.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits:

Exhibit 99.1	Audited Financial Statements

Exhibit 99.2	Press release dated February 24, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2005	ALDABRA ACQUISITION CORPORATION

By:	/s/ Jason Weiss Jason Weiss Chief Executive Officer